UNITED PARCEL SERVICE, INC.

                                       and

                                 CITIBANK, N.A.
                                   as Trustee


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                          SECOND SUPPLEMENTAL INDENTURE

                         Dated as of September 21, 2001

                                  amending the

                                    INDENTURE

                          Dated as of January 26, 1999



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                             SENIOR DEBT SECURITIES

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     SECOND SUPPLEMENTAL INDENTURE,  dated as of September 21, 2001 (the "Second
Supplemental  Indenture"),  between United Parcel Service,  Inc. (the "Company")
and  Citibank,  N.A.,  as  trustee  (the  "Trustee"),   to  the  Indenture  (the
"Indenture"), dated as of January 26, 1999, between the Company (as successor to United Parcel Service of America, Inc. pursuant to the First Supplemental Indenture dated as of March 27, 2000) and the Trustee. All capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Indenture.

     WHEREAS, the Company desires to (1) amend the definition of "Company Request" or "Company Order" in Section 1.01 of the Indenture to add the Treasurer and any Assistant Treasurer to the officers authorized to execute any Company Request or Company Order on behalf of the Company and (2) amend Section
3.03 of the Indenture to add the Treasurer and any Assistant Treasurer to the officers authorized to execute Securities on behalf of the Company;

     WHEREAS, pursuant to Section 9.01(11) of the Indenture, the Company and the Trustee may, at any time and from time to time, enter into one or more supplemental indentures without the consent of the Holders to amend or supplement the Indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding.

     WHEREAS, the amendments to the Indenture set forth in this Second Supplemental Indenture shall only apply in respect of Securities issued after the date hereof;

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Amendment to Section 1.01.
      --------------------------

     The definition of "Company Request" or "Company Order" set forth in Section
1.01 of the Indenture is hereby deleted in its entirety and the following definition shall be substituted therefor:

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and by its Secretary or an Assistant Secretary, and delivered to the Trustee.

2.    Amendment to Section 3.03.
      --------------------------

     The first sentence of Section 3.03 of the Indenture is hereby deleted in its entirety and the following sentence shall be substituted therefor:

     "The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries."

3.    No Other Changes.
      ----------------

     Except as expressly amended hereby, all of the terms and provisions of the Indenture shall continue in full force and effect. All references to "Indenture" in the Indenture shall be understood to refer to the Indenture, as amended by the First Supplemental Indenture and this Second Supplemental Indenture.

4.    Ratification of Indenture.
      -------------------------

     The Indenture, as amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

5.    Governing Law.
      -------------

     THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

6.    Severability.
      ------------

     In case any one or more of the provisions in this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

7.    Counterparts.
      ------------

     All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.